SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 27, 2008

TRICORD HURRICANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-149256	26-1650042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1201 East 33rd Street, Tulsa, Oklahoma 74105
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (918) 743-4301

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2008, Charles D. Hess, President and a member of the Board of Directors of TriCord Hurricane Holdings, Inc. (the "Company”) submitted his resignation from both positions to the Board of Directors effective immediately.

Also, on August 27, 2008, Mr. James N. Welsh was elected by the Board of Directors to serve as the interim President.  Mr. Welsh is 66 years old.  Mr. Welsh is the founder and principal of Welsh & Associates, a consulting firm which provides financial and management consulting services.  In addition, Mr. Welsh served as Chief Financial Officer of Global Safety Labs, Inc. from January, 2007 through August, 2007.  He also served as the Chief Financial Officer of American Container Net, Inc. from October, 2003 through August, 2005.

Item 7.01 Regulation FD Disclosure.

On September 2, 2008, the Company issued a press release relating to the foregoing. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated September 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICORD HURRICANE HOLDINGS, INC.

Date: September 2, 2008	By:	/s/ James K. Tolbert
James K. Tolbert
Secretary